As filed with the Securities and Exchange Commission
              on November 8, 1995
          Registration No. 33-
______________________________________________________

           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549
______________________________________________________

                       FORM S-8
                 Registration Statement
                        Under
               The Securities Act of 1933
______________________________________________________

              BIRMINGHAM STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                     13-3213634
(State or other                        (I.R.S. Employer
 jurisdiction of                        Identification
 incorporation or                               Number)
 organization)

            1000 Urban Center Drive, Suite 300
                 Birmingham, Alabama 35242
          (Address of principal executive offices,
                     including zip code)


                1995 STOCK ACCUMULATION PLAN
                  (Full Title of the Plan)


                      James A. Todd, Jr.
                    Chairman of the Board
             1000 Urban Center Drive, Suite 300
                  Birmingham, Alabama  35242
                       (205) 970-1200
       (Name, address and telephone number, including
                area code, of agent for service)
_____________________________________________________

                     Copies Requested to:

                       Helen T. Ferraro
                  Smith, Gambrell & Russell
                          Suite 1800
                  3343 Peachtree Road, N.E.
                   Atlanta, Georgia  30326
                       (404) 264-2620
______________________________________________________

               CALCULATION OF REGISTRATION FEE
------------------------------------------------------
                        Proposed     Proposed
Title of                 Maximum      Maximum    Amount
Securities    Amount    Offering     Aggregate    of
to be         to be       Price      Offering  Registra-
Registered  Registered  Per Share(1) Price (1) tion Fee
----------  ----------  ------------ --------- ---------
$.01 par
 value
Common         500,000
Stock          Shares   $15.00      $7,500,000   $2,587

--------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).





PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.                 Incorporation of Documents by Reference.

            The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

            (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;
                        and

            (b)         the description of the Company's Common
                        Stock contained in the Company's
                        Registration Statement on Form 8-A, as
                        filed with the Securities and Exchange
                        Commission on January 22, 1988.

Item 4.                 Description of Securities.

            No response to this item is required.

Item 5.                 Interests of Named Experts and Counsel.

            No response to this item is required.

Item 6.                 Indemnification of Officers and Directors.

            The Registrant's Certificate of Incorporation and
By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

            Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

Item 7.                 Exemption from Registration Claimed.

            No response to this item is required.

Item 8.                 Exhibits.

            The following exhibits are filed with this Registration Statement:

            Exhibit
            Number       Description of Exhibit
            -------      -----------------------------

             4.1        Registrant's 1995 Stock Accumulation Plan.

             5.1        Opinion of Smith, Gambrell & Russell.

            24.1        Consent of Ernst & Young.

            24.2        Consent of Smith, Gambrell & Russell
                        (contained in their opinion filed as
                        Exhibit 5.1).

Item 9.                 Undertakings.

            (a)         The undersigned Registrant hereby
                        undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the
                                    Registration Statement or any
                                    material change to such information
                                    in the Registration Statement;

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the
                        Securities Exchange Act of 1934 that is
                        incorporated by reference in the
                        Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                    SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this 17th day of October, 1995.

                            BIRMINGHAM STEEL CORPORATION



Date:   10/17/95            By: /s/ James A. Todd,Jr.
     -----------------      ---------------------------
                            James A. Todd, Jr.
                            Chairman of the Board and Chief
                            Executive Officer (Principal Executive
                            Officer)

Date:   10/17/95            By: /s/ John M. Casey
     -----------------      ---------------------------
                            John M. Casey
                            Executive Vice President and Chief
                            Financial Officer (Principal Accounting
                            and Financial Officer)


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
James A. Todd, Jr. and John M. Casey and each of them, his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments or supplements to this Registration Statement and any other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any State Securities
Commissions, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                       Title                              Date
    ---------                       -----                              ----

/s/ James A. Todd, Jr.        Chairman of the Board and Chief          10/17/95
----------------------        Executive Officer, Director              --------
James A. Todd, Jr.

/s/ Paul H. Ekberg            Vice Chairman of the Board and           10/17/95
----------------------        Chief Operating Officer, Director        --------
Paul H. Ekberg

/s/ Thomas N. Tyrrell         Vice Chairman of the Board and           10/17/95
----------------------        Chief Administrative Officer, Director   --------
Thomas N. Tyrrell

/s/ E. Mandell de Windt       Director                                 10/17/95
-----------------------                                                --------
E. Mandell de Windt

/s/ William J. Cabaniss, Jr.  Director                                 10/17/95
----------------------------                                           --------
William J. Cabaniss, Jr.

/s/ C. Stephen Clegg          Director                                 10/17/95
----------------------------                                           --------
C. Stephen Clegg

/s/ Harry Holiday, Jr.        Director                                 10/17/95
----------------------                                                 --------
Harry Holiday, Jr.

/s/ E. Bradley Jones          Director                                 10/17/95
----------------------                                                 --------
E. Bradley Jones

/s/ Reginald H. Jones         Director                                 10/17/95
----------------------                                                 --------
Reginald H. Jones

/s/ George A. Stinson         Director                                 10/17/95
----------------------                                                 --------
George A. Stinson

/s/ T. Evans Wyckoff          Director                                 10/17/95
----------------------                                                 --------
T. Evans Wyckoff




EXHIBIT INDEX


    Exhibit
    Number                  Description of Exhibit
    -------                 -----------------------

     4.1               -    Registrant's 1995 Stock
                            Accumulation Plan

     5.1               -    Opinion of Smith, Gambrell &
                            Russell.

    24.1               -    Consent of Ernst & Young LLP

    24.2               -    Consent of Smith, Gambrell
                            & Russell (contained in
                            their opinion filed as
                            Exhibit 5.1).



EXHIBIT 4.1


THE BIRMINGHAM STEEL CORPORATION
STOCK ACCUMULATION PLAN


Section 1.  Purpose of the Plan.

            The name of this plan is THE BIRMINGHAM STEEL
CORPORATION STOCK ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable BIRMINGHAM STEEL
CORPORATION (the "Company") and its Subsidiaries and
Affiliates to attract, retain and motivate officers and other key employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and other key employees which are linked directly to increases in stockholder value and will, therefore, inure to the benefit of all stockholders of the Company.


Section 2.  Definitions.

            For the purposes of the Plan, the following terms shall be defined as set forth below:

            (a) "Affiliate" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Bonus Participation Amount" means, with respect to any Participant for any fiscal year of the Company, the aggregate amount by which the right of such Participant to receive payment in cash with respect to any cash bonus under the Cash Bonus Plan otherwise payable to such Participant with respect to such fiscal year has been reduced pursuant to participation in the Plan as provided in Section 4 hereof. The Bonus
Participation Amount shall be computed by multiplying
(i) the sum of the Specified Percentage and the participation percentage, if any, elected by such Participant pursuant to Section 4(a)(ii)(A)(I) by (ii) the gross amount of the cash bonus which would have been payable to that Participant with respect to that fiscal year under the Cash Bonus Plan if the Participant were not required to, and had not elected to, participate in the Plan.

            (d) "Cash Bonus Plan" shall have the meaning ascribed thereto in Section 4(a) hereof.

            (e)         "Cause" means a felony conviction of a
Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

            (f) "Change of Control" means the happening of any of the following:

                        (i)  when any "person", as such term used
            in Section 13(d) and 14(d) of the Exchange Act
            (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner"
            (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                        (ii)  when, during any period of two
            consecutive years during the existence of the Plan, individuals who, at the beginning of such period, constituted the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the individuals who were directors at the beginning of such period; or

                        (iii)  the occurrence of a transaction
            requiring stockholder approval for the
            acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

            (g) "Change of Control Price" means, as of any date of computation, the highest price per share paid in any transaction reported on the New York Stock Exchange
Composite Tape, or paid or offered in any transaction related to a potential or actual Change of Control of the Company, in each case, at any time during the sixty day period preceding such computation date as determined by the Committee.

            (h)         "Code" means the Internal Revenue Code of
1986, as amended, or any successor statute thereto.

            (i)         "Commission" means the Securities and
Exchange Commission.

            (j) "Committee" means the Compensation and Stock Option Committee of the Board, or any other committee of the Board consisting exclusively of Disinterested
Persons hereafter appointed for the purpose of, or charged by the Board with the responsibility for, administering the Plan.

            (k)         "Computation Value" means the Fair Market
Value of the Stock as of the day on which the applicable cash bonus is declared under the Cash Bonus Plan, in the case of Restricted Stock to be received pursuant to
Section 4(a)(i) or Section 4(a)(ii)(A)(I), and the last trading day of the applicable month, in the case of Restricted Stock to be received pursuant to the other provisions of Section 4(a)(ii), in each case, discounted by such factor (the "Discount Factor") as is determined by the Committee from time to time to be appropriate to reflect both the impact on valuation of the restrictions applicable to the Restricted Stock under Section 6 and the risk of forfeiture of the Restricted Stock by a Participant under Section 6(d). Until such time as determined otherwise by the Committee, the Discount
Factor shall be 25 percent.

            (l)         "Disability" means total and permanent
disability as determined under the Company's long-term disability program as from time to time in effect.

            (m)         "Disinterested Person" shall have the
meaning set forth in Rule 16b-3(d)(3) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

            (n) "Early Retirement" means retirement from active employment with the Company, any Subsidiary and any Affiliate pursuant to the early retirement provisions of any applicable Company pension plan.

            (o) "Effective Period" means the six-month period (or such shorter period as is provided in Section
5) during which an election by an Eligible Employee to participate in the Plan pursuant to Section 4(a)(ii) hereof is in effect (without regard to any re-election which may occur or the continuation of such election which may occur as provided under Section 5 hereof);
provided that if any Participant ceases to be an Eligible Employee during any period in which such an election would otherwise be in effect, the Effective
Period with respect to such election shall end as of the date such Participant ceases to be an Eligible Employee.

            (p) "Eligible Employee" shall have the meaning ascribed thereto in Section 3 hereof.

            (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

            (r) "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or, if no transactions were reported on such date, on the next preceding date on which transactions were so reported) on the New York Stock Exchange Composite Tape or, if the Stock is not on such date listed on the New
York Stock Exchange, in the principal market in which such stock is traded on such date.

            (s)         "1990 Plan" means the Birmingham Steel
Corporation 1990 Management Incentive Plan.

            (t) "Normal Retirement" means retirement from active employment with the Company, any Subsidiary and any Affiliate on or after the normal retirement date specified in any applicable Company pension plan.

            (u)         "Participant" shall have the meaning
ascribed thereto in Section 3 hereof.

            (v) "Participation Amount" means, with respect to any Participant for any month during the Effective
Period, the aggregate amount by which the right of such Participant to receive payment in cash with respect to any incentive compensation and any base compensation otherwise payable to such Participant with respect to such month has been reduced pursuant to participation in the Plan as provided in Section 4 hereof. The
Participation Amount shall be computed by (i) multiplying (A) the applicable participation percentage elected by such Participant with respect to incentive compensation or base compensation, as the case may be, under Section 4(a) hereof by (B) the gross amount of that type of compensation which would have been payable to that Participant with respect to that month if the Participant had not elected to participate in the Plan,
(ii) totalling the amounts determined under clause (i), and (iii) adding to the total determined under clause
(ii) the amount, if any, carried forward from the immediately preceding month under Section 4(c)(ii).

            (w)         "Potential Change of Control" means the
happening of any of the following:

                        (i)  the entering into an agreement by the
            Company, the consummation of which would result in a Change of Control of the Company; or

                        (ii)  the acquisition of beneficial
            ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

            (x) "Restricted Period" means the three-year period (or such other period as is determined by the Committee in accordance with the terms hereof, in each case, together with any extensions thereof approved as provided herein) commencing on the date of the issuance of the applicable shares of Restricted Stock to or for the account of a Participant hereunder, whether or not such shares are evidenced by a book entry or a certificate and whether or not any such certificate is held in the custody of the Company.

            (y) "Restricted Stock" means Stock received by a Participant hereunder that is subject to the restrictions set forth in Section 6 hereof.

            (z)         "Retirement" means Normal Retirement or
Early Retirement.

            (aa)        "Specified Percentage" shall have the
meaning ascribed thereto in Section 4(a) hereof.

            (bb)        "Stock" means the Common Stock of the
Company.

            (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations
(other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


Section 3.  Eligibility for Participation.

            (a) The chief executive officer, chief operating officer, chief administrative officer, chief financial officer and each executive vice president of the Company shall be eligible to participate in the Plan. In addition, those officers and other key employees of the Company or its Subsidiaries or Affiliates who are, in the judgment of the Committee, responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries or Affiliates may be designated by the Committee from time to time as being eligible to participate in the Plan
(such officers and key employees who are so designated by the Committee, together with those officers specifically identified in the preceding sentence, are referred to herein as "Eligible Employees").
Participation in the Plan by any Eligible Employee may be either mandatory or elective as provided in Section
4 below. Those Eligible Employees who are required to participate in the Plan or who elect to participate in the Plan, in each case, in accordance with the applicable provisions hereof, are referred to herein as "Participants."


Section 4.  Levels of Participation.

            (a)         The prescribed and permitted levels of
participation in the Plan by Eligible Employees shall be determined from time to time by the Committee; provided that the Committee shall not require any mandatory participation in the Plan with respect to the base compensation of any Eligible Employee.

                        (i)  Unless otherwise determined by the
            Committee, all Eligible Employees who are participants in the Company's discretionary cash bonus plan (the "Cash Bonus Plan") and who will be under the age of 62 at the time cash bonuses for the applicable year are to be paid under the Cash Bonus Plan will be required to participate in the Plan as and to the extent set forth in this Section 4(a)(i). Each such Eligible
            Employee will receive shares of Restricted Stock under the Plan in lieu of the Company's payment in cash of a specified percentage (the "Specified Percentage") of such Eligible Employee's discretionary cash bonus for that year under the Cash Bonus Plan. The amount of the Specified Percentage shall be determined by the Committee from time to time in its sole discretion, and any such determination (including the initial designation of the Specified Percentage set forth in the next sentence) shall continue in effect until such time as the Committee determines that the Specified Percentage shall thereafter be a different amount. The Specified Percentage with respect to the first award of cash bonuses under the Cash Bonus Plan following the adoption of the Plan shall be 10 percent.

                        (ii)  Each Eligible Employee may, but is
            not required to, elect to receive shares of Restricted Stock under the Plan in lieu of the right to receive a portion of his/her compensation in cash as and to the extent provided below in this Section 4(a)(ii).

                                    (A)  Eligible Employees who are
                        participants in the Cash Bonus Plan may
                        elect to receive shares of Restricted Stock under the Plan in lieu of the right to receive payment in cash by the Company (or a Subsidiary or Affiliate, as applicable) of:

                                                (I)  up to 50 percent (in
                                    increments of 5 percent) of such
                                    Eligible Employee's discretionary
                                    cash bonus for such year under the
                                    Cash Bonus Plan (less the Specified
                                    Percentage if applicable to such
                                    bonus under Section 4(a)(i) above);
                                    and/or

                                                (II)  up to 20 percent (in
                                    increments of 5 percent) of such
                                    Eligible Employee's base compensation
                                    otherwise payable by the Company (or
                                    a Subsidiary or Affiliate, as
                                    applicable) with respect to the
                                    Effective Period; and

                                    (B)  Eligible Employees who are not
                        participants in the Cash Bonus Plan may
                        elect to receive shares of Restricted Stock under the Plan in lieu of the right to receive payment in cash by the Company (or a Subsidiary or Affiliate, as applicable) of:

                                                (I)  up to 10 percent (in
                                    increments of 5 percent) of such
                                    Eligible Employee's incentive
                                    compensation otherwise payable with
                                    respect to the Effective Period under
                                    an incentive compensation plan of the
                                    Company (or a Subsidiary or
                                    Affiliate, as applicable) other than
                                    the 1990 Plan; and/or

                                                (II)  up to 10 percent (in
                                    increments of 5 percent) of such
                                    Eligible Employee's base compensation
                                    otherwise payable by the Company (or
                                    a Subsidiary or Affiliate, as
                                    applicable) with respect to the
                                    Effective Period.

                        (iii)   Any reduction in the right of an
            Eligible Employee to receive payment of base compensation or incentive compensation in cash resulting from such Eligible Employee's elective participation in the Plan under Section 4(a)(ii)(A)(II) or Section 4(a)(ii)(B) hereof shall be applied pro rata to each payment of the applicable type of compensation made to such Eligible Employee with respect to the Effective Period.

            (b)         Subject to the provisions of Section 6
hereof,

                        (i)  the shares of Restricted Stock to be
received by a Participant pursuant to Section 4(a)(i) and Section 4(a)(ii)(A)(I) shall be issued to or credited to the account of such Participant by the Company not later than the fifth business day after the last day of the month in which the applicable cash bonus of such Participant is paid under the Cash Bonus Plan, the number of shares to be so issued or credited to be determined under Section 4(c)(i) below, and

                        (ii)  the shares of Restricted Stock to be
received by a Participant pursuant to the other provisions of Section 4(a)(ii) shall be issued to or credited to the account of such Participant on a monthly basis not later than the fifth business day after the last day of each month during the Effective Period, the number of shares to be so issued or credited with respect to each month to be determined under Section
4(c)(ii) below.

            (c) (i) The number of shares of Restricted stock to be issued to a Participant under Section 4(a)(i) and
Section 4(a)(ii)(A)(I) shall be determined by dividing
(A) such Participant's Bonus Participation Amount by (B) the applicable Computation Value of the Stock; provided that no fractional shares of Restricted Stock shall be issued, and the amount computed by multiplying any fractional share interest otherwise resulting from such determination by the applicable Computation Value shall be paid over to the Participant (net of any applicable tax withholding).

                        (ii) The number of shares of Restricted
Stock to be issued to a Participant under Section
4(a)(ii)(A)(II) or Section 4(a)(ii)(B) with respect to any month during the Effective Period shall be determined by dividing (x) such Participant's
Participation Amount applicable to such month by (y) the applicable Computation Value of the Stock; provided that no fractional shares of Restricted Stock shall be issued, and the amount computed by multiplying any fractional share interest otherwise resulting from such determination by the applicable Computation Value shall be carried forward and added to such Participant's
Participation Amount applicable to the next succeeding month or, at the option of the Committee, shall be paid over to the Participant (net of any applicable tax withholding).

Section 5.  Method of Election.

            (a)         An Eligible Employee who is required to
participate in the Plan pursuant to Section 4(a)(i) hereof shall automatically be a Participant upon designation by the Committee and without further action by such Eligible Employee (except as otherwise provided below in this Section 5). Such a Participant may elect to increase his/her participation in the Plan, and an Eligible Employee who is not required to participate in the Plan may elect to become a Participant and to participate in the Plan, (in each case as and to the extent provided in Section 4(a)(ii) hereof) by completing the form provided by the Company for such purpose and filing it with the Plan Administrator (or such other person as may be designated by the Company on such form) prior to the applicable date set forth below.
Except as otherwise provided below, an election to participate in the Plan pursuant to Section
4(a)(ii)(A)(I) hereof must be filed as provided above not later than January 1 of the fiscal year of the Company with respect to which the applicable cash bonus, if any, is to be paid under the Cash Bonus Plan and, if timely filed, shall apply with respect to the balance of such fiscal year. Except as otherwise provided below, an election to participate in the Plan pursuant to the remaining provisions of Section 4(a)(ii) hereof shall apply with respect to the six-month period next commencing on January 1 or July 1, whichever first occurs following the filing of such election (i.e., to be effective for the period January through June, the election must be filed after June 30 and on or before December 31 of the preceding calendar year, and to be effective for the period July through December the election must be filed after December 31 of the preceding calendar year and on or before June 30 of the current year). Elections with respect to any applicable period during which the Plan is initially adopted may be filed as provided above within 30 days after the adoption of the Plan and, if timely filed, shall be effective with respect to the balance of such period remaining after the filing of such election.

            (b) Employees first becoming Eligible Employees during an applicable period and Eligible Employees whose status with respect to participation in the Cash Bonus
Plan changes during an applicable period (resulting in a change in eligibility for elective participation in the Plan under Section 4(a)(ii)) may file elections within 30 days after (i) first becoming Eligible
Employees or (ii) the effective date of such change of status, as the case may be, and, if timely filed, such elections shall be effective with respect to the balance of such period remaining after the filing of such election (or, if shorter, the balance of the period remaining after the termination of any previously filed election as provided below). Participants may indicate in their election forms that the election is to continue in effect with respect to subsequent fiscal years or six-month periods, as applicable, unless participation levels are changed by the timely filing of a new election or such Participant files with the Plan
Administrator (or the person with whom an election form would be properly filed) a notice of withdrawal from elective participation in the Plan. Notwithstanding the immediately preceding sentence, except as provided in the next sentence, a Participant may not withdraw from participation in the Plan or change the level of participation in the Plan with respect to a fiscal year or six-month period, as the case may be, after June 30 of such fiscal year (in the case of a fiscal year) or once such six-month period has commenced (in the case of a six-month period), and no purported cancellation, revocation or modification of the election by the Participant shall be effective for such purpose. In the case of an Eligible Employee whose eligibility for participation under Section 4(a)(ii) changes as a result of a change of status under the Cash Bonus Plan during an applicable period, any election previously filed by such Eligible Employee with respect to such period shall terminate and be of no further effect, and the Effective
Period with respect to such election shall end, in each case, as of the end of the month in which such change of status occurs.

            (c)         Notwithstanding the provisions of Section
5(a) and 5(b) above, solely with respect to those Eligible Employees who are required to file reports under Section 16 of the Exchange Act, any election (and any subsequent new election) made under Section 4(a)(ii) hereof by such Eligible Employee shall apply with respect to the six month period commencing on the January 1 or July 1 which first occurs at least six months after the filing of such election.


Section 6.  Restricted Stock.

            (a) The maximum number of shares of Stock which may be issued under the Plan shall be not more than 500,000 shares of Stock, subject to adjustment as provided in Section 8 hereof, and such shares may be either previously issued shares reacquired by the Company or authorized but previously unissued shares.
In the event shares of Restricted Stock are forfeited prior to the end of the period during which the restrictions on the Restricted Stock expire, the forfeited shares of Restricted Stock will become available for future issuance under the Plan.

            (b)         Each Participant who receives shares of
Restricted Stock hereunder may, but need not, be issued
a stock certificate in respect of such shares of
Restricted Stock.   Each certificate, if any, issued to
a Participant shall be registered in the name of such Participant and, during the applicable Restricted
Period, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Restricted Stock, substantially in the following form:

                        "The transferability of the
                        certificate and the shares of
                        stock represented hereby are
                        subject to the terms and
                        conditions (including
                        forfeiture) of the Birmingham
                        Steel Corporation Stock
                        Accumulation Plan.  A copy of
                        such Plan is on file in the
                        offices of Birmingham Steel
                        Corporation, 1000 Urban Center
                        Drive, Suite 300, Birmingham,
                        Alabama 35242."

            The Committee shall require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of the issuance of a certificate for Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares covered by such certificate.

            In lieu of the issuance of a certificate for any shares of Restricted Stock during the applicable
Restricted Period, a "book entry" (i.e., a computerized or manual entry) may be made in the records of the Company to evidence the ownership of such shares of Restricted Stock in the name of the applicable
Participant. Such Company records shall, absent manifest error, be binding on the Participants.

            (c) The shares of Restricted Stock received by a Participant under the Plan shall be subject to the following restrictions and conditions:

                        (i)  Subject to the provisions of the Plan,
            during the Restricted Period applicable to shares of Restricted Stock received hereunder, the Participant shall not be permitted to sell, transfer, pledge or assign such shares of Restricted Stock. The Committee may, in its sole discretion, (A) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for previously issued shares of Restricted Stock (provided that the Committee may not extend the Restricted Period for previously issued shares of Restricted Stock without the Participant's written consent), (B) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to shares of Restricted Stock issued or to be issued to persons who are subject to Section 16 of the Exchange Act), (C) provide for the lapse of any such restrictions in installments, and (D) in the event of Retirement or of special hardship circumstances of a Participant whose employment is involuntarily terminated (other than for Cause), in circumstances not covered by paragraph 6(d)(iv), waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock.

                        (ii)  In the event of special hardship
            circumstances (determined in the sole discretion of the Committee) occurring while the Participant is still employed, the Participant may be allowed to surrender all or a portion of the Participant's Restricted Stock, such portion to be determined in the sole discretion of the Committee, as to which restrictions still remain in effect and to receive in cash, without interest, for each such share surrendered an amount equal to the applicable Computation Value of the Stock originally used in determining the number of such shares of Restricted Stock to be issued to such Participant.

                        (iii)  The Committee may, in its sole
            discretion, waive or shorten the period during which the Restricted Stock is subject to forfeiture as provided in paragraph (d) of this
            Section 6 below during any Restricted Period.

                        (iv)  The Participant shall have the right
            to vote or direct the vote of his or her shares of Restricted Stock during the Restricted Period and shall have the right to receive any regular cash dividends on such shares of Restricted
            Stock. Shares of Common Stock received as a result of a stock dividend or stock split with respect to Restricted Stock shall, during the balance of the Restricted Period applicable to such shares of Restricted Stock, be treated as additional shares of Restricted Stock subject to the same restrictions and limitations as the shares of Restricted Stock with respect to which such shares reflecting a stock dividend or stock split were received. The Committee shall in its sole discretion determine the Participant's rights with respect to any other extraordinary dividends on the shares of Restricted Stock.

                        (v)  Certificates for shares of Restricted
            Stock shall be delivered to the Participant promptly after, and only after, the applicable Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 6) without forfeiture. If certificates evidencing such shares of Restricted Stock were previously issued bearing the legend set forth in Section 6(b) hereof, such certificates shall be cancelled and new certificates not bearing such legend shall be issued for delivery to the Participant.

            (d)         Subject to the provisions of clauses (c)(i),
(c)(ii) and (c)(iii) of this Section 6, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted
Period (including extensions):

                        (i)  Upon termination of a Participant's
            employment with the Company or any Subsidiary or Affiliate for Cause during the Restricted Period, such Participant shall forfeit all Restricted
            Stock, and shall be entitled to receive nothing in lieu thereof, not even the amount by which the Participant's right to receive compensation in cash was reduced in connection with the receipt of such forfeited Restricted Stock.

                        (ii)  In the event a Participant
            voluntarily terminates employment with the
            Company or any Subsidiary or Affiliate and such Participant within six months following such termination is employed by, or agrees to be employed by, any business in whatever form conducted, whose business, in the sole determination of the Committee, is competitive with the business of the Company or any Subsidiary or Affiliate of the Company, such Participant shall forfeit all Restricted Stock, and shall be entitled to receive nothing in lieu thereof, not even the amount by which the Participant's right to receive compensation in cash was reduced in connection with the receipt of such forfeited Restricted Stock.

                        (iii)  In the event of the termination of
            the Participant's employment with the Company or any Subsidiary or Affiliate other than as described in clauses (d)(i), (d)(ii) and (d)(iv) of this Section 6, the Participant shall forfeit all Restricted Stock and shall be entitled to receive in lieu thereof in cash only the lesser of either (A) the amount by which the Participant's right to receive compensation in cash was reduced in connection with the receipt of such forfeited Restricted Stock, without interest or (B) the Fair Market Value of the forfeited Restricted Stock on the date of forfeiture.

                        (iv)  In the event of the termination of
            the Participant's employment with the Company or any Subsidiary or Affiliate as the result of the death or Disability of such Participant, the rights of such Participant in and to the shares of Restricted Stock held by or for the account of such Participant shall immediately vest and such shares of Restricted Stock shall no longer be subject to forfeiture hereunder.

            For purposes of this paragraph (d) a Participant's employment with the Company or any Subsidiary or Affiliate shall be deemed not to have been terminated if contemporaneously with such termination such Participant is employed by another Subsidiary or Affiliate or by the Company.

            (e) In the event of (A) a Change of Control, unless otherwise determined by the Committee or the Board in writing after the receipt by a Participant of Restricted Stock hereunder, but prior to the occurrence of such Change of Control, or (B) a Potential Change of Control, if and to the extent so determined by the Committee or the Board in writing after the receipt by a Participant of Restricted Stock hereunder:

                        (i)  the restrictions applicable to
            Restricted Stock issued pursuant to the Plan shall lapse and such shares shall be deemed fully vested and no longer subject to forfeiture; and

                        (ii) the value of all outstanding
            Restricted Stock shall, to the extent determined by the Committee, be cashed out on the basis of the Change of Control Price as of the date the Change of Control occurs or the Potential Change of Control is deemed to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.


Section 7. Administration.

            The Plan shall be administered by the Committee which shall have the power and authority to issue
Restricted Stock to Participants pursuant to the terms of the Plan.

            In particular, the Committee shall have the authority:

                        (i)         to select those employees of the
            Company and its Subsidiaries and Affiliates who are Eligible Employees;

                        (ii)        to determine whether and to what
            extent Restricted Stock is to be issued to Participants hereunder pursuant to mandatory or elective participation in the Plan;

                        (iii) to determine the number of shares of Restricted Stock or portion of compensation subject to mandatory or elective participation hereunder; and

                        (iv)        to determine the terms and
            conditions, not inconsistent with the terms of the Plan, of the issuance of any Restricted Stock hereunder.

            The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, not inconsistent with the Plan, as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee shall be filled by the Board of Directors.

            The Committee may request that the management of the Company appoint a "Plan Administrator" to carry out the administrative and ministerial functions necessary to implement the determinations, decisions and actions of the Committee with respect to the Plan.


Section 8.  Adjustments Upon a Change in Common Stock.

            In the event of any change in the outstanding
Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event and such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 6(b), such adjustment shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.


Section 9.  Amendment and Termination.

            The Plan may be amended or terminated at any time and from time to time by the Board, but no amendment which increases the aggregate number of shares of Stock which may be issued pursuant to the Plan (except as provided in Section 8 hereof) shall be effective unless and until the same is approved by the stockholders of the Company. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock theretofore received hereunder without such
Participant's written consent.


Section 10.  Designation of Beneficiary.

            A Participant may file a written designation of a beneficiary who is to receive any shares of Restricted
Stock and/or cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him of such shares of Restricted Stock and/or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Restricted Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Restricted Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such shares of Restricted Stock and/or cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the shares of Restricted Stock or cash credited to the Participant under the Plan.


Section 11.  General Provisions.

            (a)         The Committee may require each Eligible
Employee electing to participate in the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Stock subject to the terms of the Plan and without a view to distribution thereof.

            All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable
Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan by the Company nor the participation in the Plan by any employee shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

            (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary or Affiliate acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

            (d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

            (e) The Company and its Subsidiaries and Affiliates shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock that the Participant (or any beneficiary) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.
If the amount requested is not paid, the Company may refuse to issue shares.

            (f) All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.


Section 12.  Effective Date of Plan.

            The Plan shall be effective as of April 1, 1995, and was adopted by the Board on August 21, 1995.





EXHIBIT 5.1





Helen T. Ferraro
404/264-2631




November 6, 1995




Board of Directors
Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, AL  35242-2516

            RE:         Birmingham Steel Corporation
                        Registration Statement on Form S-8
                        500,000 Shares of Common Stock, $.01 par value 1995 Stock Accumulation Plan


Gentlemen:

            We have acted as counsel for Birmingham Steel
Corporation (the "Company") in connection with the registration of 500,000 shares of its Common Stock, $.01 par value per share (the "Shares"), reserved to the Company's 1995 Stock Accumulation Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the
"Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

            In connection therewith, we have examined the following:

            (1)         The Articles of Incorporation of the
                        Company;

            (2)         The Bylaws of the Company, as amended,
                        certified as complete and correct by the Secretary of the Company;

            (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

            (4) Certificate of Good Standing with respect to the Company, issued by the Department of State of the State of Delaware; and

            (5) The Registration Statement, including all exhibits thereto.

            Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

            (A)         The Company has been duly incorporated
                        under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

            (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

            We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange
Commission thereunder.

                        Very truly yours,

                        SMITH, GAMBRELL & RUSSELL



                        Helen T. Ferraro

HTF:tlj[49478]




Exhibit 24.1


CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm in the
Registration Statement (Form S-8, No. 33-      )
pertaining to the 1995 Stock Accumulation Plan and to the incorporation by reference therein of our report dated August 4, 1995, with respect to the consolidated financial statements and schedule of Birmingham Steel
Corporation incorporated by reference in its Annual
Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
---------------------
Ernst & Young LLP


Birmingham, Alabama
November 6, 1995